                                                                Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              GOODMARK FOODS, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                          56-1330788
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

6131 Falls of Neuse Road
Raleigh, North Carolina                                 27609
(Address of Principal Executive Offices)                (Zip Code)


                   GOODMARK FOODS INVESTMENT AND SAVINGS PLAN
                GOODMARK FOODS UNION INVESTMENT AND SAVINGS PLAN
           GOODMARK FOODS FOLCROFT UNION INVESTMENT AND SAVINGS PLAN
                           (Full title of the plans)

                              Clinton H. Neal, Jr.
                            6131 Falls of Neuse Road
                         Raleigh, North Carolina 27609
                    (Name and address of agent for service)

                                 (919) 790-9940
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Byron B. Kirkland, Esq.
                          William P. Floyd, Jr., Esq.
         SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                         Raleigh, North Carolina 27602
                                 (919) 821-1220
                        CALCULATION OF REGISTRATION FEE

   ======================================================================================================
       Title of                                 Proposed maximum       Proposed maximum       Amount of
      securities             Amount to         offering price per     aggregate offering     registration
   to be registered        be registered            share(1)               price(1)              fee
   ------------------------------------------------------------------------------------------------------
   Common Stock,              100,000                $18.25               $1,825,000             $629.31
   $.01 par value
   ------------------------------------------------------------------------------------------------------
   Interests in the
   Plans(2)
   ======================================================================================================

(1) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), shares that may be the subject of the Plans are deemed to be offered at $18.25 per share, the average of the high and low prices for the Company's Common Stock in the Nasdaq National Market on November 29, 1995.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans (the "Plans") described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the Plans as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission and are incorporated herein by reference:

                 (a) Annual Report on Form 10-K for the fiscal year ended May 28, 1995

                 (b) Quarterly Report on Form 10-Q for the quarter ended August 27, 1995

                 (c) Registration Statement on Form 8-A filed with the Commission on October 28, 1985 containing a description of the Common Stock of the Company as updated in the Quarterly Report on Form 10-Q for the quarter ended August 26, 1990 as filed with the Commission on October 12, 1990

         All documents filed by the Company and the Plans subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plans have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

       Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The North Carolina Business Corporation Act contains provisions prescribing the extent to which present or former directors, officers, or employees of a corporation shall or may be indemnified against liabilities that they may incur in their capacities as such. Under those provisions, the availability or requirement of indemnification or reimbursement of expenses is dependent on numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The statute also permits the corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities that they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute.

         As permitted by North Carolina law, Article IX of the Company's Bylaws provides for the indemnification of directors and officers, within the limitations permitted by North Carolina law. In addition, the Board of Directors of the Company may provide such indemnification for the employees and agents of the Company as it deems appropriate.

         As permitted by North Carolina law, Article 11 of the Company's Articles of Incorporation also provides for the limitation of the personal liability of directors from monetary damages for breach of any duty as a director provided that the limitation of liability does not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Company; (ii) any liability under North Carolina Business Corporation Act Section 55-8-33;
(iii) any transaction from which the director derived an improper personal benefit; or (iv) acts or omissions occurring prior to the date the provision became effective.

         The Company has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify the Company, its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error or omission committed by directors or officers while acting in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.

ITEM 8.  EXHIBITS

         The registrant will submit, or has submitted the Plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plans. The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit          Description
-------          -----------
No.
---
4.1              Portions of the Restated Articles of Incorporation and Bylaws of the Company defining the rights of holders of equity securities subject to this registration statement, incorporated by reference to
                 Exhibit 4 to the Company's Form S-8 Registration Statement (No. 33-41947) as filed with the Commission on July 26, 1991

4.2              Hutchison and Associates, Inc. Defined Contribution Prototype Plan and Trust Agreement

4.3              GoodMark Foods Investment and Savings Plan Adoption Agreement

4.4              GoodMark Foods Union Investment and Savings Plan Adoption Agreement

4.5              GoodMark Foods Folcroft Union Investment and Savings Plan Adoption Agreement

23               Consent of Deloitte & Touche LLP to the incorporation by reference of their reports on the Company's audited financial statements incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended May 28, 1995 as filed with the Commission on August 25, 1995

24               Powers of Attorney (included herein on page II-4)


ITEM 9.  UNDERTAKINGS

         a)      The undersigned registrant hereby undertakes:

                 (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina, on the 17th day of November, 1995.

                                           GOODMARK FOODS, INC.

                                           By:     /s/ Ron E. Doggett
                                              -------------------------------
                                              Ron E. Doggett
                                              Chief Executive Officer


                               Power of Attorney
         Each person whose signature appears below hereby constitutes and appoints Ron E. Doggett, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 17, 1995.

Signature                                                   Title
---------                                                   -----
  /s/ Ron E. Doggett                               Chairman of the Board, Chief
-------------------------------------------        Executive Officer and Director
Ron E. Doggett

  /s/ Richard C. Miller                            President, Chief Operating Officer and Director
-------------------------------------------
Richard C. Miller

  /s/ Paul L. Brunswick                            Vice President and Chief Financial Officer
-------------------------------------------        (Principal Accounting Officer)
Paul L. Brunswick

  /s/ H. Hawkins Bradley                           Director
-------------------------------------------
H. Hawkins Bradley

                                                   Director
-------------------------------------------
Donald H. Grubb

  /s/ Thomas W. D'Alonzo                           Director
-------------------------------------------
Thomas W. D'Alonzo

  /s/ Rollie Tillman, Jr.                          Director
-------------------------------------------
Rollie Tillman, Jr.

  /s/ Robert B. Seidensticker                      Director
-------------------------------------------
Robert B. Seidensticker

*By:
    ---------------------------------------
      Ron E. Doggett
      Attorney-in-Fact

         The Plans. Pursuant to the requirements of the Securities Act of 1933, the Chairman of the Administrative Committees of the Plans has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 30th day of November, 1995.


                               GOODMARK FOODS INVESTMENT AND
                                       SAVINGS PLAN



                               By:   /s/ Clinton H. Neal, Jr.
                                  ---------------------------------------
                                    Clinton H. Neal, Jr.
                                    Chairman, Administrative Committee


                               GOODMARK FOODS UNION INVESTMENT
                                       AND SAVINGS PLAN



                               By:  /s/ Clinton H. Neal, Jr.
                                  ---------------------------------------
                                    Clinton H. Neal, Jr.
                                    Chairman, Administrative Committee


                               GOODMARK FOODS FOLCROFT UNION
                               INVESTMENT AND SAVINGS PLAN



                               By:   /s/ Clinton H. Neal, Jr.
                                  ---------------------------------------
                                    Clinton H. Neal, Jr.
                                    Chairman, Administrative Committee

                              GOODMARK FOODS, INC.
                                 EXHIBIT INDEX

                 Exhibit
                 No.                       Description
                 ---                       -----------

                 4.1                       Portions of the Restated Articles of Incorporation and
                                           Bylaws of the Company defining the rights of holders of
                                           equity securities subject to this registration statement,
                                           incorporated by reference to Exhibit 4 to the Company's
                                           Form S-8 Registration Statement (No. 33-41947) as filed
                                           with the Commission on July 26, 1991

                 4.2                       Hutchison and Associates, Inc. Defined Contribution
                                           Prototype Plan and Trust Agreement

                 4.3                       GoodMark Foods Investment and Savings Plan Adoption
                                           Agreement

                 4.4                       GoodMark Foods Union Investment and Savings Plan Adoption
                                           Agreement

                 4.5                       GoodMark Foods Folcroft Union Investment and Savings Plan
                                           Adoption Agreement

                 23                        Consent of Deloitte & Touche LLP to the incorporation by
                                           reference of their reports on the Company's audited
                                           financial statements incorporated by reference into the
                                           Company's Annual Report on Form 10-K for the fiscal year
                                           ended May 28, 1995 as filed with the Commission on August
                                           25, 1995

                 24                        Powers of Attorney (included herein on page II-4)
